Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACT
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

SPECTRANETICS ACHIEVES SECOND QUARTER REVENUE OF $39.5 MILLION

13% Increase Over Q2 2012
Raises 2013 Revenue Outlook

COLORADO SPRINGS, CO. (July 24, 2013) - The Spectranetics Corporation (NASDAQ: SPNC) today reported financial results for the three and six months ended June 30, 2013. Highlights of the quarter (all compared with the quarter ended June 30, 2012) include:

•	Vascular Intervention revenue growth of 8% as reported (9% growth on a constant currency basis1), led by U.S. peripheral atherectomy revenue growth of 19%

•	Lead Management revenue growth of 11%

•	U.S. revenue increased 11% to $32.3 million; International revenue increased 22% to $7.1 million

•	Completed $92 million common stock offering

•	2013 revenue outlook raised from $153.0 - $155.5 million to $155.5 - $157.5 million

“The second quarter of 2013 reflects consistent double digit revenue growth, driven by our focus areas,” said President and Chief Executive Officer, Scott Drake. “We placed 48 lasers this quarter, surpassing our previous record from the fourth quarter 2012 of 42 laser placements, which bodes well for future revenue growth. We have improved enrollment in EXCITE ISR, with 184 patients currently enrolled, bringing us closer to our goal of achieving the in-stent restenosis indication and proving clinical superiority. Our long term objective is unchanged - accelerating revenue growth and gross margin expansion yielding meaningful operating leverage over time.”

Revenue for the three months ended June 30, 2013 rose 13% both on an as reported and a constant currency basis, to $39.5 million, from $35.0 million in the 2012 period. Vascular Intervention revenue increased 8% to $18.9 million (9% constant currency); Lead Management revenue increased 11% to $15.1 million; and laser system, service and other revenue increased 34% to $5.5 million.

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1Constant currency is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

Net loss for the three months ended June 30, 2013 was $728,000, or a loss of $0.02 per diluted share, compared with net income of $636,000, or $0.02 per diluted share, for the three months ended June 30, 2012. Earnings before interest, taxes, depreciation, amortization, acquisition-related costs and contingent consideration expense, and the medical device excise tax (“Adjusted EBITDA”)2 was $2.7 million for the three months ended June 30, 2013 compared with $3.3 million for the three months ended June 30, 2012.

Year-To-Date Financial Results
Revenue for the six months ended June 30, 2013 rose 13% (both as reported and on a constant currency basis) to $77.1 million, from $68.3 million for the six months ended June 30, 2012. Vascular Intervention revenue increased 7% to $36.1 million, Lead Management revenue increased 16% to $30.2 million, and laser system, service and other revenue increased 27% to $10.9 million.

On a geographic basis, revenue in the United States was $63.1 million, an increase of 11% from the six months ended June 30, 2012. International revenue totaled $14.0 million, an increase of 24% on both an as reported and constant currency basis, from the six months ended June 30, 2012.

Net loss during the six months ended June 30, 2013 was $1.7 million, or $0.05 per diluted share, compared with net income of $648,000, or $0.02 per diluted share, for the six months ended June 30, 2012. Adjusted EBITDA was $4.5 million for the six months ended June 30, 2013 compared with $5.8 million for the six months ended June 30, 2012.

2013 Outlook
Revenue for 2013 is now projected to be in the range of $155.5 to $157.5 million, an increase from $153.0 to $155.5 million previously projected, which could represent an increase of 11% - 12% over 2012.

Net income for 2013 is unchanged and projected to be in the range of $0.0 - $0.5 million, or $0.00 - $0.01 per diluted share, including the impact of the medical device excise tax and the estimated non-cash amortization and contingent consideration expenses associated with the January 2013 acquisition of the Quick-Access™ and Quick-Cross Capture™ products.

Adjusted EBITDA is also unchanged and anticipated to be in the range of $13.5 - $14.5 million in 2013, compared with Adjusted EBITDA of $13.1 million in 2012. Adjusted EBITDA provides for comparability between periods and represents an additional measure of the operating performance of the business.

Conference Call
Management will host an investment community conference call today beginning at 9:00 a.m. Mountain time, 11:00 a.m. Eastern time, to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (877) 561-2747 for domestic callers, or (973) 409-9689 for international callers, or from the webcast on the investor relations section of the Company’s Web site at: www.spectranetics.com. The webcast will be available on the Company’s Web site for 14 days following the completion of the call.

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2Adjusted EBITDA is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

About Spectranetics
Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in more than 40 countries and are used to treat arterial blockages in the heart and legs, as well as the removal of pacemaker and defibrillator leads.

The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. In addition, the Company markets aspiration and cardiac laser catheters for the treatment of blockages in the heart, and drug delivery catheters for vascular delivery of drugs and diagnostic agents.

The Lead Management (LM) product line includes excimer laser sheaths and cardiac lead management accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our expectation of continued growth and the reasons for that growth, growth rates, and 2013 outlook including projected revenue, net income and Adjusted EBITDA. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note that they speak only as of the date hereof. These risks and uncertainties may include market acceptance of excimer laser atherectomy technology and our lead removal products, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, uncertain success of or delays in our clinical trials, adverse results in connection with any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the healthcare reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which, among other things, affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2012 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable GAAP measures for the respective periods, and an explanation of our use of these non-GAAP measures, can be found in “Reconciliation of Non-GAAP Financial Measures” immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

-Financial tables follow-

THE SPECTRANETICS CORPORATION
Condensed Consolidated Statements of Operations
(000’s, except per share data and percentages)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$39,453	$35,035	$77,128	$68,304
Cost of products sold	10,625	9,520	20,944	18,488
Gross profit	28,828	25,515	56,184	49,816
Gross margin %	73%	73%	73%	73%
Operating expenses:
Selling, general and administrative	23,065	20,355	45,866	40,963
Research, development and other technology	5,484	4,195	10,656	7,953
Contingent consideration expense and acquisition-related intangible asset amortization	448	—	814	—
Medical device excise tax	509	—	1,031	—
Total operating expenses	29,506	24,550	58,367	48,916
Operating (loss) income	(678)	965	(2,183)	900
Other income (expense), net	14	(116)	(15)	(35)
(Loss) income before taxes	(664)	849	(2,198)	865
Income tax expense (benefit)	64	213	(511)	217
Net (loss) income	$(728)	$636	$(1,687)	$648

Net (loss) income per common share:
Basic	$(0.02)	$0.02	$(0.05)	$0.02
Diluted	(0.02)	0.02	(0.05)	0.02
Weighted average shares outstanding:
Basic	38,769	34,271	36,875	34,127
Diluted	38,769	35,529	36,875	35,324

THE SPECTRANETICS CORPORATION
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	6/30/2013	12/31/2012
ASSETS
Current assets:
Cash and cash equivalents	$119,356	$37,775
Accounts receivable, net	23,429	19,945
Inventories, net	10,812	9,288
Deferred income taxes, current portion, net	1,111	313
Other current assets	3,125	2,506
Total current assets	157,833	69,827
Property and equipment, net	26,346	27,006
Goodwill and intangible assets	25,441	13,316
Other assets	591	620
Total assets	$210,211	$110,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$19,358	$20,193
Non-current liabilities	8,176	1,879
Stockholders’ equity	182,677	88,697
Total liabilities and stockholders’ equity	$210,211	$110,769

THE SPECTRANETICS CORPORATION
Supplemental Financial Information
(Unaudited)

Financial Summary	2012			2013
(000’s, except laser sales and installed base amounts)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr

Disposable products revenue:
Vascular Intervention revenue	$17,420	$16,821	$16,684	$17,193	$18,897
Lead Management revenue	13,526	13,918	15,374	15,079	15,078
Total disposable products revenue	30,946	30,739	32,058	32,272	33,975

Service and other revenue	2,515	2,508	2,757	2,878	2,888

Laser revenue:
Equipment sales	409	910	772	1,381	1,395
Rental fees	1,165	1,073	1,164	1,144	1,195
Total laser revenue	1,574	1,983	1,936	2,525	2,590

Total revenue	35,035	35,230	36,751	37,675	39,453

Net income (loss)	636	905	673	(959)	(728)
Adjusted EBITDA (1)	3,309	3,565	3,766	1,812	2,656

Cash flow generated by (used in) operating activities	423	3,748	5,703	(6,377)	2,048
Total cash and current investment securities at end of quarter	27,659	31,646	37,775	25,228	119,356

Laser sales summary:
Laser sales from inventory	2	5	6	8	9
Laser sales from evaluation/rental units	1	1	—	7	5
Total laser sales	3	6	6	15	14

(1) Adjusted EBITDA is a non-GAAP financial measure. Please refer to the non-GAAP reconciliation tables following this table for the reconciliation to the most comparable GAAP measure.

Worldwide Installed Base Summary:
Laser sales from inventory	2	5	6	8	9
Rental placements	18	21	30	20	28
Evaluation placements	8	4	6	11	11
Laser placements during quarter	28	30	42	39	48
Buy-backs/returns during quarter	(14)	(19)	(24)	(25)	(23)
Net laser placements during quarter	14	11	18	14	25
Total lasers placed at end of quarter	1,037	1,048	1,066	1,080	1,105

Reconciliation of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with GAAP, we use certain non-GAAP financial measures in this release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for the respective periods can be found in the tables below. An explanation of the manner in which our management uses these non-GAAP measures to conduct and evaluate our business and the reasons why management believes that these non-GAAP measures provide useful information to investors are provided following the reconciliation tables.

THE SPECTRANETICS CORPORATION Reconciliation of revenue by geography to non-GAAP revenue by geography on a constant currency basis (000’s, except percentages) (unaudited)
	Three Months Ended
	June 30, 2013			June 30, 2012	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$32,310	$—	$32,310	$29,163	11%	11%
International	7,143	28	7,171	5,872	22%	22%
Total revenue	$39,453	$28	$39,481	$35,035	13%	13%

	Six Months Ended
	June 30, 2013			June 30, 2012	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$63,101	$—	$63,101	$56,991	11%	11%
International	14,027	10	14,037	11,313	24%	24%
Total revenue	$77,128	$10	$77,138	$68,304	13%	13%

Reconciliation of revenue by product line to non-GAAP revenue by product line on a constant currency basis (000’s, except percentages) (unaudited)
	Three Months Ended
	June 30, 2013			June 30, 2012	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$18,897	$33	$18,930	$17,420	8%	9%
Lead Management	15,078	(7)	15,071	13,526	11%	11%
Laser System, Service & Other	5,478	2	5,480	4,089	34%	34%
Total revenue	$39,453	$28	$39,481	$35,035	13%	13%

	Six Months Ended
	June 30, 2013			June 30, 2012	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$36,090	$25	$36,115	$33,831	7%	7%
Lead Management	30,157	(10)	30,147	25,894	16%	16%
Laser System, Service & Other	10,881	(5)	10,876	8,579	27%	27%
Total revenue	$77,128	$10	$77,138	$68,304	13%	13%

THE SPECTRANETICS CORPORATION
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA (000’s) (unaudited)

	Three months ended
	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013
Net income (loss), as reported	$636	$905	$673	$(959)	$(728)
Income tax expense (benefit)	213	242	275	(575)	64
Interest expense (income), net	2	(2)	—	4	(6)
Depreciation and amortization	2,458	2,420	2,507	2,454	2,369
Acquisition-related intangible asset amortization (1)	—	—	—	164	246
EBITDA	3,309	3,565	3,455	1,088	1,945

Acquisition-related costs (2)	—	—	311	—	—
Contingent consideration expense (1)	—	—	—	202	202
Medical device excise tax (3)	—	—	—	522	509
Adjusted EBITDA	$3,309	$3,565	$3,766	$1,812	$2,656

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA (000’s) (unaudited)

	Six Months Ended
	June 30, 2013	June 30, 2012
Net income (loss), as reported	$(1,687)	$648
Income tax expense (benefit)	(511)	217
Interest expense (income), net	(2)	(6)
Depreciation and amortization	4,823	4,927
Acquisition-related intangible asset amortization (1)	410	—
EBITDA	3,033	5,786

Contingent consideration expense (1)	404	—
Medical device excise tax (3)	1,031	—
Adjusted EBITDA	$4,468	$5,786
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1)
Acquisition-related intangible asset amortization relates to intangible assets acquired from Upstream Peripheral Technologies Ltd. (“Upstream”) in January 2013. Contingent consideration expense represents the accretion of the estimated contingent consideration liability related to amounts payable to Upstream in 2014, 2015 and 2016 based on one-third of sales of the products acquired.

2)
In the fourth quarter of 2012, we incurred $0.3 million in legal and other costs related to our acquisition of certain product lines from Upstream. Further information regarding this matter is included in our Form 8-K filed on January 7, 2013.

3)	The medical device excise tax, which was included as part of the Patient Protection and Affordable Care Act and which took effect on January 1, 2013, represents 2.3% of a majority of our U.S. sales.

Management uses the non-GAAP financial measures as supplemental measures to analyze the underlying trends in our business, assess the performance of our core operations, establish operational goals and forecasts that are used in allocating resources and evaluate our performance period over period and in relation to our competitors’ operating results.

The impact of foreign exchange rates is highly variable and difficult to predict. We use a constant currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of our ongoing operations, we believe that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from our revenue.

We believe that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by our management for financial and operational decision-making and allows investors to see our results “through the eyes” of management. We also believe that providing this information better enables our investors to understand our operating performance and evaluate the methodology used by management to evaluate and measure such performance.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Some of the limitations associated with our use of these non-GAAP financial measures are provided below:

•	Management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures used.

•
Depreciation and amortization expense, while not requiring cash settlement, are ongoing and recurring expenses and have a material impact on GAAP net income and reflect economic costs to us that are not reflected in Adjusted EBITDA.

•
Items such as the contingent consideration expense, acquisition-related costs and the medical device excise tax that are excluded from Adjusted EBITDA can have a material impact on cash flows, GAAP net income and net income per share and reflect economic costs to us that are not reflected in Adjusted EBITDA.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP revenue.

•
Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

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